PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT, (the "Agreement") dated as of December 16, 1997 is between AKS Energy Corporation, a Delaware corporation, (hereinafter referred to as "AKS"), with offices at 1708 18th Street, Corbin, Kentucky 40702, and Miller Petroleum, Inc., a Tennessee corporation (hereinafter referred to as "Miller") with offices at 3651 Baker Highway, Huntsville, TN 37756.

                             RECITALS

     WHEREAS, AKS owns mineral leasehold interest, real and personal property located in the Commonwealth of Kentucky; and

     WHEREAS, AKS desires to sell and Miller desires to purchase, upon and subject to the terms, conditions, reservations and exceptions hereinafter set forth, AKS's interest in and to those properties; and

     WHEREAS, the parties which to memorialize their understanding in this Agreement.

     NOW THEREFORE, in consideration of the above recitals and of the covenants and agreements herein contained and with the intent to be legally bound hereby, AKS and Miller agree as follows:

     1. Sale and Purchase. Subject to and upon all of the terms, conditions, reservations and exceptions hereinafter set forth, AKS shall sell, transfer, assign, convey and deliver the following interests to Miller:

     (i) all of AKS's right, title and interest in the oil and gas leases, fee oil and gas properties, and other property interests and unit rights described on Exhibit "A" (collectively, the "Properties"),

     (ii) all of AKS's right, title and interest in all wells listed on Exhibit "B", attached hereto and made a part hereof (collectively, the "Wells"),

     (iii)all of AKS's right, title and interest in all pipelines, equipment, materials, fixtures and facilities and other personal property now associated with and used in connection with the production, gathering, storing, measuring, treating, operating, maintaining or transportation of production from the Wells together with those certain tools, supplies, vehicles, inventories, equipment and other personal property described on Exhibit "C", attached hereto and made a part hereof (collectively, the "Equipment"),


     (iv) all of AKS's right, title and interest in all contracts and contract rights, whether or not of record, insofar and only insofar as they relate to the Properties, Wells and Equipment including without limitation, unit agreements, surface leases, operating agreements, easements, rights of way, farm-out and farm-in agreements, and all similar rights leased or owned by AKS, and oil and gas sales, purchase, exchange and processing contracts and agreements, listed on Exhibit "D", attached hereto and made a part hereof (collectively, the "Contracts"), and

     (v) all of AKS's right, title and interest in office furniture, intellectual property (if assignable) and other personal property described on Exhibit "E", attached hereto and made a part hereof (collectively, the "Personal Property").

     AKS's interests in the Properties, Wells, Equipment, Contracts and Personal Property shall hereinafter together and individually be called the "Interests" or "Interest"; provided, however, that in the event any Interest is deleted from the sale pursuant to the provisions of this Agreement, such Interest shall not thereafter be deemed an Interest or
     one of the Interests.   Miller shall purchase, receive, pay for and
     accept, the Interests from AKS, effective as December 1, 1997 (the "Effective Time").

     2. Sale Price. The sale price ("Sale Price") for the Interests shall be Two Million Three Hundred and Eight Thousand, Two Hundred and Seven Dollars ($2,308,207.00), which shall be paid as follows:

          (a) The delivery at the time of Closing of One Million Nine Hundred and Ten Thousand Dollars ($1,910,000.00) by certified check or wire transfer;

          (b) The delivery of Forty Five Thousand (45,000.00) shares of common stock (the "Shares") of Miller Petroleum, Inc., in the name of Arakis Energy Corporation based on a value of Two Dollars ($2.00) per share, with an agreement to provide piggy back registration rights to AKS or its parent company, Arakis Energy Corporation. AKS shall be entitled to require Miller to reacquire the Shares for Two Dollars per share after the expiration of one year from the date hereof, unless Miller's common stock averages in excess of Two Dollars per share for the thirty day period preceding the one year anniversary of this Agreement.

          (c) The assumption of Three Hundred and Eight Thousand Two Hundred and Seven Dollars ($308,207.00) of liabilities and obligations affecting the Interests conveyed hereunder, which are more fully set forth in an Assumption Agreement to be executed by Miller.

The Interests are granted, bargained, sold, assigned, transferred, conveyed, and delivered by AKS and accepted by Miller, subject to the following, (the "Permitted Encumbrances" under this Agreement):

          (a) all royalty interests, overriding royalty interests, leases and other burdens on or payable out of the production of oil and gas that are presently existing, disclosed and outstanding, whether or not of record in the official deed records of Clay, Leslie, Knox, Bell and Harlan Counties, Kentucky;

          (b) all division orders, unitization and pooling designations, declarations, orders and agreements, contracts for the sale, purchase, exchange, refining, gathering or processing of oil, or of gas or of other mineral production from the Leases and Wells;

          (c) any lien, security interests, or mortgages, that arise to secure payment of amounts not yet delinquent, which are of a type and nature customary in the oil and gas industry, and which have been disclosed to Miller, but AKS shall acquire release of the Leases or Wells any such lien, security interest, or mortgage in order to make this Assignment or promptly pay or discharge same;

          (d) liens, securing payment of taxes or assessments that are, in either case, not yet delinquent or, if delinquent, are being contested in good faith in the normal course of business, and AKS agrees to pay or discharge same in a timely manner; and

          (e) rights reserved to or vested in the state, municipality or other governmental, statutory or public authority to control or regulate any of the Assets and all applicable laws, rules and order of the state, municipality or other governmental authority.


The Sale Price shall be allocated among the Interests as set forth on Exhibit "F", attached hereto (the "Allocated Values").


     3. AKS's Representations. AKS represents and warrants to Miller that as of the Closing:

     (a) AKS is a duly organized corporation, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to carry on its business in the state(s) in which the Interests are located, and has full power and authority to enter into and perform this Agreement according to its terms. This Agreement has been duly executed and delivered by AKS and constitutes the legal, valid, and binding obligation of AKS, enforceable against AKS in accordance with its terms;

      (b) AKS's execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on AKS's part and will not violate or conflict with any agreement, law, rule, regulation, charter or instrument governing AKS's organization, management or business affairs;

     (c) To the best knowledge of AKS, there is no proceeding, action, suit, claim or investigation pending or threatened before any federal, state or other government court, department, board, agency or other instrumentality or any arbitrator, board of arbitration or similar entity, and there are no orders, writs, judgments, stipulations, injunctions, decrees, determinations, awards or other decisions of any court, arbitrator or governmental authority outstanding against AKS or the Interests, that have or could have, individually or in the aggregate, any material adverse effect on the ownership or value of the Interests; and

     (d) To the best knowledge of AKS, all Contracts material to the ownership or value of the Interests, are either of record or have been, or within ten (10) days after the date hereof, will be disclosed or made available to the Miller by the AKS.

     4. Miller's Representations. Miller represents and warrants to AKS that as of the Closing:

     (a) Miller is a duly organized corporation validly existing and in good standing under the laws of the State of Tennessee is duly qualified to carry on its business in the state(s) in which the Interests are located, and has full power and authority to enter into and perform this Agreement according to its terms. This Agreement has been duly executed and delivered by Miller and constitutes the legal, valid and binding obligation of Miller, enforceable against Miller in accordance with its terms;

     (b) Miller's execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on Miller's part and will not violate or conflict with any agreement, law, rule, regulation, charter or instrument governing Miller's organization, management or business affairs; and

     (c) In entering into this Agreement and closing this transaction, Miller has relied solely on (i) the express representations, warranties and covenants of AKS in this Agreement, (ii) Miller's independent investigation and evaluation of, and judgment with respect to, the Interests and (iii) the advice of Miller's own land, legal, title, tax, economic, environmental, engineering, geological and geophysical advisors. Miller has not relied on any representations, warranties, comments or statements of AKS or of any representative of, or consultants or advisors engaged by, AKS except as expressly set forth in this Agreement. The Miller together with Miller's advisors has the knowledge and experience to properly evaluate the merits and risks of purchasing the Interests from AKS.

     (d) The Miller has fully reviewed all agreements, leases and contracts (both publicly recorded and non-public documents) which effect, or may effect, the Interests contemplated to be conveyed by the AKS to Miller, including those agreements with New Horizon pertaining to the restrictions on oil and gas exploration and construction of pipelines on acreage utilized for or containing coal reserves and production.

     5. Access to Records. After execution of this Agreement, AKS shall give Miller and its authorized representatives, during regular business hours, at Miller's sole risk, cost and expense, access, with copying privileges, to all geological, geophysical, production, engineering and other technical data and records, and to all contract, land, title and lease records, to the extent such data and records are in AKS's possession and relate to the Interests, and to such other information relating to the Interests as Miller may reasonably request; provided, however, AKS shall have no obligation to provide Miller such access to any data or information which AKS cannot legally provide Miller because of third party restrictions on AKS. At Miller's request, AKS agrees to use its best efforts to obtain the consent of any such third party to furnish such information to Miller.

     6. Title Defects. For the purpose of this Agreement, a title defect shall mean any material deficiency in title (i) which prevents the Miller's enjoyment of the Interests in the same manner as the Interests are enjoyed by the AKS immediately prior to the Closing Date, and (ii) which would significantly affect the Allocated Values of the subject Interests (a "Title Defect").

     7.  Notice of Title Defect.

      (a) Upon the discovery of a Title Defect by Miller, Miller shall immediately notify AKS in writing. Any such notice by Miller shall include appropriate evidence and documentation to substantiate its position and shall be delivered to AKS on or before five (5) business days prior to the Closing Date. Any Title Defect which is, not disclosed to AKS on or before five (5) business days prior to the Closing Date shall conclusively be deemed waived by Miller for all purposes. Miller thereafter shall be deemed to have fully inspected and accepted the Interests "as is" in their then current condition and the Interests shall be deemed to be free of Title Defects except for those noticed by Miller to AKS as provided in this Paragraph 7.

     (b) Upon receipt by AKS of notice pursuant to Paragraph 7(a), either Miller or AKS may, upon written notice delivered to the other party not later than two (2) business days of the receipt of said notice, terminate this Agreement.

     8.   Physical and Environmental Inspection.

     (a) After the execution of this Agreement, AKS shall give Miller and its authorized representatives during, regular business hours physical access to the Interests at Miller's sole cost, risk and expense for the purpose of inspecting the same, conducting such tests, examinations, investigations and assessments as may be reasonable and necessary or appropriate to evaluate the physical and environmental condition of the Interests. For those Interests which are not operated by AKS, Miller shall obtain permission from the operator to conduct such inspections. Miller shall defend and indemnify AKS against and from any and all liability, claims, causes of action, injury to Miller's property, employees, agents, contractors, subcontractors or invitee, and/or injury to AKS's property, employees, agents, contractors, subcontractors or invitee which may arise out of Miller's inspections, but only to the extent of Miller's negligence or the negligence of Miller's agents, employees, contractors, subcontractors, and/or invitee. Miller agrees to provide to AKS, upon request, a copy of any environmental assessments, including any reports, data, and conclusions for Miller's operation and/or remediation of the Interests. Miller agrees that all such information shall be subject to the Confidentiality Agreement and shall be confidential and shall not be disclosed excepted as permitted therein, unless required to so by applicable law, or as necessary, after Closing, for Miller's operation and/or remediation of the Interests. The foregoing obligation of confidentiality shall survive Closing or Closing Failure, as hereinafter defined.

     (b) Upon the discovery of an Environmental Condition (as hereinafter defined) by Miller, Miller shall immediately notify AKS in writing. Any such notice by Miller shall include appropriate evidence and documentation to substantiate its position and shall be delivered to AKS on or before five (5) business days prior to the Closing Date. Any Environmental Condition which is not disclosed to AKS on or before five (5) business days prior to the Closing Date shall conclusively be deemed waived by Miller for all purposes. Miller thereafter shall be deemed to have fully inspected and accepted the Interests "as is" in their then current condition and the Interests shall be deemed to be free of Environmental Conditions except for those noticed by Miller to AKS as provided in this Paragraph 8(b). As used in this Paragraph 8(b), Environmental Condition shall mean any condition in (i) which AKS is not in substantial compliance with laws, rules or regulations pertaining to health or the environment with respect to an Interest, and (ii) which a failure to comply would adversely affect the Allocated Value of such Interest.

     (c) Upon receipt by AKS of notice pursuant to Paragraph 8(b), either Miller or AKS may, upon written notice delivered to the other party not later than two (2) business days of the receipt of said notice, terminate this Agreement.


     9. Sale Price Adjustments. Miller and AKS expressly agree that, in the event AKS is determined to own a greater or lesser interest in any of the Interests than shown on
Exhibit "F", the Sale Price shall be increased or decreased, based on the Allocated Value(s) of such Interest(s).

     10. Effect of Failure to Close. The following, provisions shall apply in the event Closing shall not occur as and when provided herein (a "Closing Failure").


     (a.) If Closing Failure occurs as the result of the mutual agreement of the AKS and the Miller or if Closing Failure is not the result of the failure of either party to perform its obligations hereunder or is a result of either Miller's or AKS's termination pursuant to Paragraph 7(b) or 8(c) hereof, this Agreement shall, without liability of any party to this Agreement or any shareholder, director, officer, employee, agent or representative of such party, become null and void and the AKS shall promptly return the Deposit together with, all accrued interest thereon to the Miller;

     (b) If Closing Failure occurs as a result of the failure of Miller to perform its obligations hereunder then AKS shall be entitled to terminate this Agreement and retain the Deposit together with all accrued interest thereon as liquidated damages and as reimbursement for AKS's out-of-pocket fees and expenses incurred in connection with the transactions contemplated by this Agreement. The parties hereby acknowledge that the extent of damages to AKS occasioned by such breach or default or failure to proceed by Miller would be impossible or extremely impractical to ascertain and that the amount of the Deposit plus all accrued interest thereon is a fair and reasonable estimate of such damage; and

     (c) If Closing Failure occurs as a result of the failure of AKS to perform its obligations hereunder, then, and in that event, this Agreement shall terminate and AKS shall be only liable to Miller for the return of the Deposit together with all accrued interest thereon.

     11. Special Warranty of Title.    In all conveyances executed and
delivered hereunder, AKS shall specially warrant to Miller and its successors and assigns that it has not previously conveyed the Interests and warrant and defend title to the Interests against the claims and demands of all persons whomsoever claim the same or any part thereof by, through or under AKS, but not otherwise. AKS makes no other warranty or representation as to the quantity or quality of title to the Interests.


     12. Conditions of Closing by Miller. The obligation of Miller to close is subject to the satisfaction of the following conditions:

      (a) All representations and warranties of AKS contained in this Agreement shall be true and correct in all material respects as of the Closing;

     (b) AKS shall have performed and satisfied in all material respects all of those agreements and covenants which are required by this Agreement to be performed and satisfied prior to Closing by AKS; and

     (c) No suit or other proceeding shall be pending before any court or governmental agency seeking to restrain or prohibit this transaction, or to declare this transaction illegal, or to obtain substantial damages in connection with this transaction.

     13. Conditions of Closing by AKS. The obligation of AKS to close is subject to the satisfaction of the following conditions:

     (a) All representations and warranties of Miller contained in this Agreement shall be true and correct in all material respects as of the Closing;

     (b) Miller shall have performed and satisfied in all material respects all of those agreements and covenants which are required by this Agreement to be performed and satisfied prior to Closing by Miller;

     (c) No suit or other proceeding shall be pending before any court, or governmental agency seeking to restrain or prohibit this transaction, or to declare this transaction illegal, or to obtain substantial damages in connection with this transaction.

     (d) Miller shall have delivered to AKS evidence of its state plugging bonds, surety letters, or letters of credit acceptable to such authorities to authorize Miller's conduct of operations and to effect the release and discharge of the AKS's obligation under any such financial assurances with respect to the Interests.

     14. Preliminary Closing Statement. AKS shall prepare and furnish to Miller at least three (3) business days prior to the Closing Date a preliminary closing statement setting forth the adjustments to the Sale Price and the total amount of funds to be paid by Miller at Closing. Such statement shall reflect each adjustment and the calculation used to determine such amount. The adjusted Sale Price shall mean the Sale Price adjusted as provided herein.

     15. Closing. The closing (the "Closing") shall occur on at the offices of AKS at Corbin, Kentucky, or at such other time and place as AKS and Miller may mutually agree in writing (the "Closing Date").

      At Closing the following shall occur:

     (a) AKS shall execute, acknowledge and deliver, as appropriate, (i) an Assignment and Bill of Sale substantially in the form and substance of Exhibit "G", attached hereto, and (ii) a Deed of Special Warranty substantially in the form and substance of Exhibit "H", attached hereto, covering all of the Interests to be sold pursuant hereto;

     (b) Miller shall deliver to AKS the following: (i) wire transfer of the total Sale Price (ii) an Assumption Agreement for the Permitted Encumbrances; (iii) Put and Piggy Back Opinion Letter;
          (iv) Resolution; (v) Certificate of Offer and (vi) Opinion Letter;

     (c) AKS and Miller shall execute and AKS shall file with the appropriate regulatory authorities all necessary forms concerning the change of ownership, bonding responsibility and operatorship of the Interests;

     (d) AKS shall, subject to the terms of any applicable operating agreements and to the provisions hereof, deliver to Miller exclusive possession of the Interests, effective as of the Effective Time; however, AKS does not warrant or represent that Miller will succeed it as operator where AKS presently operates under an operating agreement;

     Promptly after Closing the following shall occur:

     (e) AKS shall provide Miller at Miller's sole expense copies of any maps, reports and other written material relating to the Interests, including without limitation, copies of lease files, property records, contract files, operations files, tax and accounting records and files, well files, geological and geophysical maps, core analysis and hydrocarbon analysis, well logs, mud loss, core data and field studies relating to the Interests ("Records"); however, AKS shall have no obligation to furnish Miller any data or information which AKS cannot provide Miller because of third party restrictions. Notwithstanding any provision to the contrary contained herein, AKS, or its employees, officers, owners and directors, may retain or use copies of the Records without restriction; and AKS shall prepare and mail all notices to third party working interest owners of the change of ownership.

     16. Reservations and Exceptions. Sale and purchase of the Interests pursuant to this Agreement is made subject to all reservations, exceptions, limitations, contracts and other burdens or instruments which are or may be applicable to the Interests. This Paragraph does not, and shall not be interpreted to, limit, modify or otherwise affect any disclaimer of warranty (as to title, condition or otherwise) with respect to the Interests contained in this Agreement or any document executed and delivered pursuant hereto.

     17.  Assumption of Liabilities: Indemnification.

     a) Effective as of Closing, Miller assumes, takes over and agrees to pay and to perform (i) liabilities, duties and obligations of AKS arising at any time on or after the Effective Time with respect to the Interest under or by virtue of any Contract, (ii) all liabilities, duties and obligations arising at any time before or after the Effective Time on account of or with respect to the physical, condition of the Interests or the application to such physical condition of any federal, state or local legislative, administrative or judicial laws, ordinances, rules, regulations, decrees, orders or rulings irrespective whether or not any governing, regulatory or judicial bodies recognize the transfer of the Interests from AKS to Miller (including without limitation such of the foregoing as shall relate to protection of the environment or to plugging, replugging or abandoning of active, inactive or abandoned oil and gas wells on the Interests), and
          (iii) all other liabilities, duties and obligations arising at any time after Closing with respect to the Interests. All liabilities, duties and obligations described in this Paragraph 17(a) are sometimes referred to in this Agreement as the "Assumed Liabilities".

     (b) As used in this Agreement, "Claims" shall include any and all claims, demands, causes of action, liabilities, damages, penalties and judgments of any kind or character and all costs and fees in connection therewith, including attorney's fees, (i) on account of personal injury, death, or damage to property or the environment or otherwise or (ii) for money or for equitable or any other form of relief. Effective as of Closing, Miller shall defend, indemnify and hold harmless AKS from and against, and Miller shall as of Closing release and discharge AKS from, any and all Claims arising directly or indirectly from, or incident to, the failure of Miller to assume, take over or pay or perform any or all of the Assumed Liabilities; and

     (c) Miller expressly agrees that Miller's agreements and obligations under this Paragraph 18 shall not be modified, amended, reduced or mitigated in the event any Claim in whole or in part, directly or indirectly, arises from or in connection with any act or omission (intentional, negligent or otherwise) of AKS or any officer, employee, owner, agent, contractor or representative of AKS.

     18. Taxes. All severance taxes for production prior to the Effective Time shall be paid by AKS. All severance taxes for production after the Effective Time shall be paid by Miller. All ad valorem taxes, real property taxes, personal property taxes and similar obligations with respect to the Interests assessed prior to the Effective Time shall be paid by AKS. All ad valorem taxes, real property taxes, personal property taxes and similar obligations with respect to the Interests assessed after the Effective Time shall be paid by Miller. Miller shall pay, and defend and hold AKS harmless with respect to payment of, all such taxes on the Interests to be paid by Miller as provided above and thereafter, together with any interest or penalties assessed thereon.

     19. Operations and Accounting.

     (a) Operations. From the date hereof until Closing AKS will continue to operate the Interests for which AKS is the operator in the same general manner as AKS operated such Interests prior to the date of this Agreement. In case of explosion, fire, flood, or any other sudden emergency, whether of the same or different nature, AKS will take such actions and incur such expenses as the AKS deems necessary to deal with such emergency and to protect and safeguard the Interests, the public and the environment. The AKS, as promptly as practical, shall notify the Miller, of any such, emergency.

     (b) Accounting After the Effective Time. All oil, condensate or liquid hydrocarbons and any products (liquid, gas or solid) separated or processed therefrom (hereinafter in this Paragraph called "oil") in storage shall be measured or gauged at the Effective Time. Miller shall pay AKS for such oil at the posted field price currently prevailing for oil of like grade and gravity in the field, provided that Miller shall not pay AKS for oil in storage below the level of the tank cut off valve (tank bottoms). All gas meter charts shall be replaced, or monthly gas production volumes shall be prorated for either AKS's or Miller's account on a daily basis, as of the Effective Time. Revenues from the sale of oil and gas production received by either Miller or AKS after the Closing Date for the account of the other party shall be settled by remitting to such other party such revenues promptly after receipt of such revenues. All expenses incurred by reason of operation of the Interests before the Effective Time shall accrue to AKS and all expenses incurred by reason of operation of the Interests after the Effective Time shall accrue to Miller.

     (c) Removal of signs. AKS may either remove its name and signs from the AKS operated Interests or require Miller to do so. Miller grants AKS a right of access to the Interests to remove AKS's signs and name from all Wells, facilities and Properties, or to confirm that Miller has done so. If AKS's name or signs remain on the Interests after Closing, Miller will promptly, but no later than required by applicable rules and regulations or forty-five
          (45) days after Closing, whichever is earlier, remove all remaining, signs and references to AKS and erect or install signs complying with applicable rules and regulations, including signs showing the Miller as operator or owner of the Interests.

     20. Sales Tax and Transfer Fees. The Sale Price provided for hereunder excludes any sales taxes or other taxes in connection with the sale of property pursuant to this Agreement. If a determination is ever made that a sales tax or other transfer tax applies, Miller shall be solely liable for such tax as well as any applicable conveyance, transfer and recording fees, well bond transfer fees, and real estate transfer stamps or taxes imposed on any transfer of property pursuant to this Agreement. Miller shall pay, and defend and hold AKS harmless with respect to the payment of, all such taxes, if any, including any interest or penalties assessed thereon.

     21. Notices. All communications required or permitted under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been fully made if actually delivered, or if mailed by registered or certified mail, postage prepaid, to the address as set. forth below:

               AKS Energy Corporation
               c/o Arakis Energy Corporation
               500, 645 7 Ave. SW
               Calgary, Alberta  T2P 4G8
               403-263-8069

               Miller Petroleum, Inc.
               3651 Baker Highway
               P.O. Box 130
               Huntsville, TN 37756
               423-663-9461

     22. Further Assurance. After Closing each of the parties shall execute, acknowledge and deliver to the other such further instruments, and take such other actions as may be reasonably necessary to carry out the provisions of this Agreement. However, Miller shall after Closing assume all responsibility for notifying the purchaser of oil and gas production from the Interests, and such other designated persons who may be responsible for disbursing payments for the purchase of such production, of the change of ownership of the Interests. Miller shall after Closing take all actions necessary to effectuate the transfer of such payments to Miller.

     23. DISCLAIMER OF WARRANTIES.   THIS AGREEMENT AND ANY INSTRUMENT OF
CONVEYANCE EXECUTED PURSUANT HERETO IS AND SHALL BE EXECUTED (i) WITHOUT ANY WARRANTY OF TITLE OR CONDITION, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE,
(ii) WITHOUT ANY EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION AS TO THE MERCHANTABILITY OF ANY OF THE EQUIPMENT OR OTHER PERSONAL PROPERTY INCLUDED IN THE INTERESTS OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, AND (iii) WITHOUT ANY OTHER EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION WHATSOEVER. IT IS UNDERSTOOD AND AGREED THAT MILLER ON OR BEFORE CLOSING SHALL HAVE INSPECTED THE INTERESTS FOR ALL PURPOSES AND SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, INCLUDING BUT NOT LIMITED TO CONDITIONS RELATED TO THE PRESENCE, RELEASE, OR DISPOSAL OF HAZARDOUS SUBSTANCES, AND THAT MILLER IS RELYING SOLELY UPON THE RESULTS OF SUCH INSPECTION OF THE INTERESTS AND SHALL ACCEPT ALL OF THE INTERESTS IN THEIR "AS IS, WHERE IS" CONDITION. AKS MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA, INFORMATION OR MATERIALS HERETOFORE OR HEREAFTER FURNISHED MILLER IN CONNECTION WITH THE INTERESTS, OR AS TO THE QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE INTERESTS OR THE ABILITY OF THE INTERESTS TO PRODUCE HYDROCARBONS. ANY AND ALL SUCH DATA, INFORMATION AND OTHER MATERIALS FURNISHED BY AKS IS PROVIDED TO MILLER AS A CONVENIENCE AND ANY RELIANCE ON OR USE OF THE SAME SHALL BE AT MILLER'S SOLE RISK. ALL INSTRUMENTS OF CONVEYANCE TO BE DELIVERED BY AKS AT CLOSING SHALL EXPRESSLY SET FORTH THE DISCLAIMERS OF REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS PARAGRAPH.

     24. Risk of Loss. Upon Closing, the risk of casualty loss relating to the Interest will pass from AKS to Miller as of the Effective Time.

     25. Securities Laws. The solicitation of offers and the sale of the Interests by AKS have not been registered under any securities laws. Miller represents that at no time has it been presented with or solicited by or through any public promotion or any form of advertising in connection with this transaction. Miller represents that it intends to acquire the Interests for its own benefit and account and that it is not acquiring the Interests with the intent of distributing fractional, undivided interests or otherwise dealing with the Interests in a manner that would be subject to regulation by federal or state securities laws, and that if it sells, transfer, or otherwise disposes of the Interests or fractional, undivided interests, it will do so in compliance with all applicable federal and state securities laws.

     26. Due Diligence. Miller represents that it has performed, or will perform prior to Closing, sufficient review and due diligence with respect to the Interests. Such review and due diligence includes without limitation reviewing well data, title, and other files, and performing necessary evaluations and assessments, and independently investigating and verifying all of the foregoing and other tasks involved in evaluating the Interests, to satisfy its requirements completely and to enable it to make an informed decision to acquire the Interests under the terms of this Agreement.

     27. Material Factor. Miller acknowledges that each and all of Miller's agreements, covenants, representations, obligations and duties under this Agreement are a material inducement to AKS to enter into this Agreement with, and close the sale to Miller

     28. Press Release. There shall be no press release or public communication concerning this purchase and sale by either party, except as required by or with the written consent of the party not originating, said release or communication. Parties will endeavor to consult each other in a timely manner on all press releases required by law.

     29. Entire Agreement. This instrument states the entire agreement between the parties. It may be supplemented, altered, amended, modified or revoked only in writing signed by both parties. This Agreement supersedes any prior agreements (other than the Confidentiality Agreement) between the parties concerning the sale of the Interests. The headings are for guidance only and shall have no significance in the interpretations of the Agreement.

     30. Tax Reporting. AKS and Miller agree that this transaction is not subject to the reporting requirement of Section 1060 of the Internal Revenue Code of 1986, as amended, and that, therefore, IRS Form 8594, Asset Acquisition statement, is not required to be and will not be filed for this transaction. In the event the parties mutually agree that a filing of Form 8594 is required, the parties will confer and cooperate in the preparation and filing of their respective forms to reflect a consistent reporting of the agreed upon allocation.

     31. Assignability. This Agreement and the rights and obligations hereunder, (i) shall not be assignable or delegable by Miller without the prior written consent of AKS, (ii) shall be assignable by AKS, in whole or in part, upon written notice to Miller and (iii) shall be binding upon the parties hereto and their respective successors and assigns and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     32. Survival. Unless expressly limited by this Agreement, all of the representations, warranties, and agreements of or by the parties hereto shall survive the execution and delivery of the Assignment and Bill of Sale and Deed of Special Warranty, and all other instruments of conveyance delivered hereunder.

     33. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF KENTUCKY.

     34. Counterpart Execution. This Agreement may be executed in counterparts and counterparts bearing the signature of all parties shall together constitute a binding agreement as if the parties had executed a single document.

     35. Knowledge. As used in this Agreement the words "knowledge" or "to the best knowledge" and all words of similar effect with respect to the AKS shall mean actual knowledge of the executive officers of AKS and shall not include any knowledge of any other employee, contractor, agent or representative of the AKS or any other third party.


     Miller ACKNOWLEDGES THAT IT HAS READ THIS AGREEMENT IN ITS ENTIRETY, AND THAT IT UNDERSTANDS ALL THE PROVISIONS SET FORTH THEREIN.

                         AKS Energy Corporation

                         By:  /s/Ronnie Griffith
                         Its: President

                         Miller Petroleum, Inc.

                         By:  /s/Deloy Miller
                         Its: President

                        EXHIBIT "A"
               TO THAT PURCHASE AGREEMENT DATED
           DECEMBER 16, 1997 BETWEEN MILLER AND AKS

                          LEASES

 1. That Oil and Gas Lease dated April 4, 1994, by and between AKS Energy Corporation and South Mississippi Electric Power Association of record in Lease Book 40 Page 221 in the Bell County Clerk's Office, in Lease Book 87 Page 91 in the Knox County Clerk's Office, in Lease Book 37 Page 9 in the Harlan County Clerk's Office, in Lease Book 49 Page 523 in the Leslie County Clerk's Office, in Lease Book 80 Page 70 in the Clay County Clerk's office.

 2. That Oil and Gas Lease dated May 31, 1994, by and between AKS Energy Corporation and Enpro, Inc., of record in Lease Book 40 Page 228 in the Bell County Clerk's Office, in Lease Book 87 Page 240 in the Knox County Clerk's Office.

 3. That Assignment of Oil and Gas Lease dated May 31, 1994, by and between AKS Energy Corporation and Enpro, Inc., of record in Lease Book 40 Page 242 in the Bell County Clerk's Office, in Lease Book 87 Page 240 in the Knox County Clerk's office.

 4. That Drilling Agreement dated October 26, 1993, by and between AKS Energy Corporation and Bruce Anderson Oil and Gas Properties.

 5. That Assignment of Oil and Cas Lease dated March 19, 1997, by and between AKS Energy Corporation and Rio Grande Resources, Inc., of record in Lease Book 41 Page 141 in the Bell County Clerk's Office.

                            EXHIBIT "B"
                 TO THAT PURCHASE AGREEMENT DATED
              DECEMBER 16, 1997 BETWEEN MILLER AND AKS

                              WELLS

Well Transfer

Lease Name        Well No. County  State Coordinates   Permit No. AKS
                                                                fractional
                                                                Interest

 AKS Energy Corp.    1   Whitley   KY  9E-64,
                                         2870 FSL,
                                         2280 FWL       85854          1
 South Miss. Elec.
 Power Assn.         1   Leslie    KY  4-E-73,
                                       1850FSL, 2030FEL 86005
 So.Miss.Elec.       2   Leslie    KY  4-E-73, 1000 FSL,
                                       1400 FWL         86004   0.859375
 So.Miss.Elec.       2A  Leslie    KY  4-E-73,1590 FSL
                                       1550FWL          88096   0.859375
 So.Miss.Elec.       3   Leslie    KY  23-F-73,3000 FSL,
                                       1000 FWL         86070   0.859375
 So.Miss.Elec.       6   Clay      KY  20-F-72, 30O FNL,
                                       650 FWL          86141   0.85937S
 So.Miss.Elec.       7   Clay      KY  12-F-72, 1150 FSL,
                                       2150 FEL         86143   0.859375
 So.Miss.Elec.      10   Ball      KY  16-F-72, 280 FNL,
                                       1980 FEL         88502   0.859375
 So.Miss.Elec.      13   Leslie    KY  4-E-73, 238O FSL,
                                       480 FEL          86623   0.859375
 So.Miss.Elec.      21   Leslie    KY  20-F-72, 1230 FNL,
                                       1860 FWL         88520   0.859375
 So.Miss.Elec.      22   Clay      KY  9-F-72, 230 FSL,
                                       680 FEL          88462   0.859375
 So.Miss.Elec.      24   Leslie    KY  4-F-73, 2550 FSL,
                                       930 FWL         87675 0.4296875Gas
                                                             0.41718750il
 So.Miss.Elec.      24A  Leslie    KY  4-E-73, 2510 FSL,
                                       96O FWL         88071 0.4296375Gas
                                                             0.41718750il
 So.Miss.Elec.      25   Leslie    KY  5-E-73,1320 FSL,
                                       720 FEL          88153   0.859375
 So.Miss.Elec. Cabot #2  Leslie    KY  11-F-72, 0 FNL,
                                       1950 FWL         44430      0.875
 So.Miss.Elec. Cabot #4  Leslie    KY  3-E-73, 2400 FNL,
                                       2400 FWL         44431      0.875
 So.Miss.Elec. Cabot #6  Leslie    KY  16-F-73, 750 FNL,
                                       38 FEL           45094      0.875
 So.Miss.Elec. Cabot #8  Leslie    KY  26-F-73, 180 FSL,
                                       120O FEL         45270      0.875
 So.Miss.Elec. Cabot#11  Bell      KY  5-E-73, 1250 FNL,
                                       95 FWL           46664      0.875
 So.Miss.Elec. Riley#14  Leslie    KY  24-F-73, 840 FSL,
                                       1050 FWL         55516      0.875
 So.Miss.Elec. Riley#15  Leslie    KY  4-E-73, 1070 FNL,
                                       1300 FWL         58995      0.875
 So.Miss.Elec. Riley#17  Leslie    KY  24-F-73, 3240 FNL,
                                       1140 FWL         60777      0.875
 Asher Land & Mineral 1  Bell      KY  14-E-72, 710 FNL,
 Ltd.                                  480 FEL          86953  0.5685625
 Asher                2  Bell      KY  7-E-72, 2770 FNL,
                                       1340 FEL         86954  0.5685625
 Asher                4  Bell      KY  10-E-71, 2900FNL,
                                       1310 FEL         86956  0.5685625
 Asher               11  Bell      KY  7-E-72 1120 FSL
                                       1380 FEL         87422  0.5685625
 Asher               12  Bell      KY  7-E-72, 2270 FSL,
                                       90 FEL           37564  0.4096875
 Asher               14A Bell      KY  7-E-72, 1800 FNL,
                                       2050 FWL         87599  0.5685625
 Carnes Heirs         3  Knox      KY  12-E-70, 444 FSL,
                                       154 FEL          88317   0.851875
 Enpro, Inc.          2  Knox      KY  11-E-70, 2223 FSL,
                                       2811 FEL         87981  0.4259375
 Lewis,W.E Heirs      1  Bel1      KY  2-D-70, 340 FSL,
                                       9OOFEL           88570   0.809375
 John K. Irish Int'l  1  Campbe1l  TN  22-B-64E, 1600 FSL,
                                       158O FWL          8758   0.620625
 John K. Irish Int'l  2  Campbell  TN  22-B-64E, 2480 F8L,
                                       2340 FEL          8762   0.620625
 John K. Irish Int'l  3  Campbell  TN  22-B-64E, 2680 FSL,
                                       750 FWL           8771   0.620625
 John K. Irish Int'l  5  Campbell  TN  3-A-64E, 2160 FNL,
                                       795 FEL           8777   0.620625


                              EXHIBIT "C"
                  TO THAT PURCHASE AGREEMENT DATED
               DECEMBER 16, 1997 BETWEEN MILLER AND AKS

                               EQUIPMENT

UNIT  QTY  DESCRIPTION

           1994 Crawler Tractor/Dozer, Case, Model 850G - long track, s/n JJG0217106, w/15 ton winch, Allied Systems, 8' blade, 1744 hours, w/ROPS, new sprockets & idlers,
 1    1    undercarriage 70%, G

           1973 Lo-Boy trailer, Model 59400, VIN# 25GLB7306S, 17200 lb. Capacity, wood deck
 2    1    poor, dual axle, tires 30-50%, 30' L, F

           1991 Backhoe 4 x 4, Case, Model 580 K, s/n JJGO033731, w/7' bucket, 3094 hours,
 3    1    outriggers good, 18" scoop, hydraulic good, tires 25%, G

 4    1    Pipe spooling trailer, ATT MFG., sin ATT 1073, 1 tire flat, P

 5    1    38' Pipe trailer, dual axle, 4'W, tires 25%, F

           1984 Ford F250 pickup truck, 4 x 4, VIN# 1FTHF2612EPB06395, 8600 GVWR, automatic, diesel, AC doesn't work, am/fm radio, red interior fair/good, black exterior rust, tires 25%,
 6    1    (2) dents, w/gooseneck plate, odometer reading 234984 (mileage unknown), F

           1989 Toyota SR5 extra cab pickup truck, 4 x 4, V6, VIN# JT4VN13G8K0004323, 5 speed manual transmission, am/fm cassette radio, A/C, gray interior fair, white exterior fair, tires 75%, w/tool cabinet & hydraulic tank - 10 gallon, odometer reading 272810 (mileage
 7    1    unknown), G-F

           1979 Ford F-700 pump truck, VINX F70HVGD5323, 25,500 lb. GVWR, 4 speed hi-lo transmission, tan interior fair/poor, white exterior fair, tires 70%, w/30 barrel tank & 5 HP
 8    1    pump, odometer reading 75259 (mileage unknown), G-F

           1978 Integral Engine Compressor- natural gas, Ajax, Model DPC-280, s/n 79254, 13 1/4 x 16 stroke, 2200 cu. in., 2 cylinder,
           250-400 RPM, w/(2) ACE air cooled exchangers, Model
 9    1    J4B, sin 81873-2 ~ 3, 1981, with regulators, skid mounted, continuous operation 24/365, G

           1985 Integral Engine Compressor- natural gas, Ajax, Model DPC-180 L2, s/n 82344, 2800 cu. in., 1 cylinder, 15 X 8 stroke, cooler, drive, regulators, skid mounted, continuous
 10   1    operation 24/365, G

           1984 Integral Engine Compressor - natural gas, Ajax, Model DPC-160, 160 HP, 5 X 11
 11   1    stroke, with cooler, drive, regulators, skid mounted, F-G

           Power unit w/tongs, Fyron Jackson, Inc., 74.5. x 2 7/8. jaw, trailer mounted, Ford 4
 12    1   cylinder engine gas, F-G

           1987 Toyota pickup truck, 4 x 4, VIN# JT4RN63R4H0171917, 5080 GVWR, 5 speed manual transmission, amifm radio, brown interior poor, brown exterior rust, dented - poor,
 13    1   tires 50%, odometer reading 220948 (mileage unknown). P

           1985 Mobile drill rig, Ingersoll-Rand, Model RD-10, rig s/n 14103, Derrick height - 44; working capacity - 70,000 Ibs. pull back, 2830 hours on rig, carrier sln 1 CYDCG28FT034902, carrier engine sin 51747246, 6739 hours on carrier, carrier GVWR 64,000 lbs., carrier engine - Caterpillar 3208 diesel, power pack engine - Caterpillar 3412 diesel, IR screw compressor - over/under type, 900 CFM, power unit/compressor - Joy W8 8 x 7, wlRockford PTO, Detroit Diesel engine, power unit/compressor- IR HR-900, Detroit
 14    1   Diesel engine, G

           1972 Service rig, Smeal, Model 12TSXW, stn 61483, w/hydraulic power unit, 6 cyl., Perkins, diesel, 2654 hours, w/Fleetstar carrier, IH, Model F-2050-A, 1160 Caterpillar engine, VIN# 757951 G496004, 50,000 lb. GVWR, 8 speed Fuller transmission, 2475 hours, 104895 mileage, fair/poor interior, orange - rust exterior, dual axle, tires 50%, 50' telescoping tower, 4000' maximum depth, Roadranger 613 transmission, dual fuel tanks,
 15    1   G

           1982 Service Rig, Smeal, 44,000 lb pull back, with Ford 7000 carrier, VIN 1FDPK74N4CVA11965, Caterpillar 3208 engine, diesel, tires good, steel wheels,
 16    1   outriggers, tool boxes, F

           Service rig, Bucyrus Erie, Model 24-L, s/n 37059,
           International Harvester engine, dually,
 17    1   overhauled in 1995 - 1996, G

           Service rig, Bucryus Erie, Model 36-L, stn 85806, w, 48' telescoping tower, General Motors power unit, carrier by Crane Carrier Corp., s/n 26882, engine s/n 32Y32057, dual axle,
 18    1   tires 25%, Detroit Diesel 671 engine, G-F

 19    1   Cable tool, Smeal, Model 12TSWCX, sln 03286, 33,000 lb. -
           36'H, missing one tire, P

           1964 Air compressor, Gardner Denver, Model 134632, 1100 PSI, w/Murphymatic controller, Model H-0623-71-3388, Ford 6 cylinder engine, diesel, mounted on
 20    1   steel/concrete base. G

           1973 Air compressor, Gardner Denver, 6 cylinder diesel engine, mounted on
 21    1   steel/concrete base, G

           Air compressor, portable, Ingersoll-Rand, Model P-100B-W-W, s/n 139153 U84138, 100
 22    1   PSI, 517 hours, White engine, Model G1600. G

           1977 Crawler Tractor/ Dozer, Komatsu, Model D65E -5, s/n 31050, w/ROPS, 10' blade, undercarriage 20%, wlHyster winch, Model W6F, stn W6FP1 F3772K42, 60,000 lb.
 23    1   Capacity, 7/8-  diameter cable, G-F

 24    1   Air compressor, Chicago Pneumatic, s/n 54867, 8-4 114 x 11, SP

           Air compressor, horizontal, Ingersoll-Rand, Model 7a r2, Type 30, s/n 301334084, 15 HP,
 25    1   1 PH, 2 stage, G

           1989 Toyota pickup truck, 4 x 4, VIN# JT4RN01P8K4014454, 5350 GVWR, 5 speed transmission, am/fm radio, blue interior fair, blue exterior good, tires 25%, odometer
 26    1   reading 277680 (mileage unknown), G-F

           1988 Toyota EF1 pickup truck, 4 x 4, VIN# JT4RN63A1J5046179, 4 cylinder, 4 speed transmission, A/C, stereo cassette, gray exterior poor, blue interior poor, tires good, aluminum wheels, body rust & faded paint, odometer reading 249167 (mileage unknown),
 27    1   P

           1987 Chrysler LeBaron, VIN# 1C3CJ41K1HG121239, automatic, A/C, stereo, maroon exterior fair/poor, maroon interior good/fair, tires good, aluminum wheels, engine destroyed by fire/hood has exterior fire damage, odometer reading 141186 (mileage
 28    1   unknown), P

           1974 Ford F750 12'winch truck, VIN# F75FVT30220, V8, 4 speed transmission, green exterior poor, green/tan interior poor, tires good, Tulsa winch powered by truck engine,
 29    1   odometer reading 43089 (mileage unknown), F

           1976 Chevrolet H19 8' clump truck, VIN# CH1936V141708, Detroit Diesel engine, 6 cylinder, 6 speed hi-lo, stereo cassette, red exterior fair, black/white interior fair, tires
 30    1   good, steel wheels, odometer reading 269615 (mileage unknown),
           F

           1974 Kenworth 12'flatbed/tractor, VIN# 1366745, Cummins diesel engine, 6 cylinder, 8 speed Fuller Roadranger, stereo, black exterior fair/poor, black interior fair/poor, 4' x 6'x
           12' water tank, Tulsa winch, tandem axle, dually, w/hose, odometer reading 429472
 31    1   (mileage unknown), F-P

           Mack R700 12' winch/tractor, engine 8 transmission missing, red exterior poor, black
 32    1   interior poor, tires poor, steel wheels, w/Braden winch,
           tandem axle, SP

           1979 General Engines Co. trailer, VIN# 1 OHDB7922, tires fair, aluminum wheels, tandem
 33    1   axle, dovetail, 14' L, 3' ramps, wood/metal diamond plate
           decking, GVWR 25,800, G

           Copco storage trailer, tires fair, steel wheels, tandem axle, swing door, access door, 30' L,
 34    1   F

           1971 Ford F-700 boom truck, VIN# M70DVJ64506, V8, 5 speed hi-lo, dual tanks, radio, black/white interior poor, tires poor, w/outriggers, Alerco Boom Series 5T, odometer
 35    1   reading 87826 (mileage unknawn), F

 36    1   Phelan gooseneck trailer, tires poor, dovetail, 18' L, w
           /ramps, wood decking, dually, F

           1977 Mack R-600 tractor, VIN# R685ST65112, diesel, 6 cylinder, 5 speed, red exterior fair, black/tan interior poor, tires good, steel wheels, w/Braden winch, tandem axle, dually,
 37    1   odometer reading 11627 (mileage unknown), F

           Equipment trailer, tires fair, steel wheels, tandem axle, 30' L, wood decking 50% replaced,
 38    1   dually, F

 39    1   Portable propane tank on trailer, 250 gallon, tires fair, G

 40    1   Tank, blue w/ladder, 11,550 gallon, G-F

 41    1   Tank, gray w/ladder, 5,500 gallon, G-F .

 42    1   Tank, blue on metal frame skid, 1,000 gallon, G-F

 43    3   Pipe threaders, Ridgid, Model 300, 1-3", wlRidgid t~ stand, G

 44    1   Pipe viseltristand, Ridgid, 1t8-5-, G

 45    1   Pipe vise, Ridgid, Model 25, wttripod, G

 46    2   Pipe threaders, Ridgid, 2., "/handles, G

 47    2   Pipe cutters, Ridgid, Model 42A, G

 48    1   Chainsaw, Homelite, XL, 12-, G

 49    1   Chainsaw, Homelite, Super XL (Big Red), 20-, G

 50    1   Rig trailer box, 12', witool cage, foreman's desk, P-F

 51    1   Rig trailer box, 8', w/(3) tool cages, forrnan's desk, 1 tier shelving, F-P

 52    1   Rig trailer box, 10', w/double swing doors, G-F

 53    1   Storage trailer, 24' L, single axle (1 wheel missing), roll-up doors, F

 54    1   Steam cleaner, Jet-A-Way, Model 420, 5 HP, G-F

           Combination welder/steam cleaner, with welder Arc, Miller, Model AEAD-200LE, stn JE760308, AC/DC, 200 amp; with steam cleaner. shop made, wAdonda engine, 13 HP,
 55    1   w/gun ~ hose mounted on single axle trailer, G

 56    1   Portable arc welder, Lincoln, Model SA-200-F-163, s/n A-
           790161, DC, 200 amp, F-G

 57    1   Engine stand, Wilmar, 750 lb. Capacity, stn 931704956, G

 58    1   Pipe wrench, 48., Super-Ego, aluminum, G

 59    1   Parts cleaner, Mfr. ~ Model unknown, F-G

 60    1   Bench grinder, Craftsman, Model 397.19670, 3/4 HP, 8", G-F

 61    1   Vise, heavy duty, Columbian, Model 3060, 6' swivel, G

 62    1   Shop table, 4'x 8', 1/2" steel top, G

 63    1   H-Press, Carolina, Model CBP1200, s/n 46555, 30 ton capacity,
           G

 64    1   Engine hoist, Carolina, Model CH-150, s/n 10879, 8 ton
           capacity, G

 65    1   1997 Automatic parts washer, Landa Mfg., Model P~ -200, s/n
           0297-995, 1 PH, 3 PH, G-E

66   lot   Power tools including:
           Jet angle grinder
           Chicago Pneumatic impact wrench, Model C-F-772
           Chicago Pneumatic drill, Model 788H
           Ingersoll-Rand impact wrench, Model A, G

 67    1   Floor jack, Lincoln, Modei 93642, 2 ton capacity, G

 68    1   Battery charger, Dayton, Model 32633C, sln D826942, 24V, G

 69    1   Portable generator, Honda, Model EGSOOOX, 120V/240V, G

 70    1   Time clock, Lathem, G

           Shop Office furniture, desk, (3) chairs, (2) 5 drawer letter filing cabinets, (1) 5 drawer legal
 71  lot   filing cabinet, forman's desk, P

           Shop equipment, 2 wheel hand truck, (2) pipe stands, (6) car stands, (3) barrel pumps, (3) booth jacks, (2) wood tables,
           (1) shop light, (2) barrel stands (1) w/barrel, (1) gang box,
 72  lot   extension cords, (1) auto creeper, (1) battery checker, F-G

 73  lot   Fire extinguishers including:
           (1) ABC, 2.5 lb.
           (4) ABC, 10 lb.
           (6)ABC,20 1b.,G

           Oil recovery/cleaner, Comco Industrial Equipment, Inc., Model 120, s/n 02703, .75 HP, 1
 74    1   PH,G

 75    1   Pump, 2", w/Honda engine, Model WB30X, 5.0 HP, G-F

 76    1   Pump, 2", wlHonda engine, Model GX140, 5.0 HP, G-F

 77    1   Electrolytic water analyzer, Meeco Instruments, Model W,

 78    1   Vise, heavy duty, 9", on shop made stand, G

 79    1   Angle grinder, Black & Decker, Model Wildcat 4076, 9', G

 80    1   Paint sprayer, w/pump & cart, F

 81    1   Oxyacetylene cart wtgages, hose & torch, G

 82    1   Extension ladder, 16', Werner, aluminum/fiberglass, G

 83    1   Torpedo heater, Reddy, Model RSOB, 50,000 BTU, F

 84    1   Stepladder, 6', aluminum, G

 85    1   Pressure washer, w/Briggs & Stratton engine, 5 HP, w/hose &
           gun, G

Units number 86-98 removed

INVENTORY - PARTS AND SMALL EQUIPMENT
3 Swedges, 4" x 2", G

4 Swedges, 3- x 2-, G

1 Murphy Micro Switch 1500-0126, G

3 Propane tanks, 20 lb., 75 lb. & 200 lb., G

1 35 Ball Skid mounted tank, G

lot Tee, 1 1/2
    Tee, 1"
    Tee, 3"
    Tee, 4
    Weld tee, 6"
    Tee, 6
    Socket tee, 1"
    Tee, 1
    Weld tee, 2"
    Tee, 3" x 1 1/2"
    Tee, 2 1/2"
    Tee w/nipples, 4 1/2"
    Tee, 2"
    High pressure tees
    Tee, 1"
    Tee, 3", G

lot Approximately (35) valves, ranging from 1. - 6", need of rebuilt or repair, F-P lot Weld 90 degrees, 6"
    Weld 45 degrees, 6"
    Weld 45 degrees, 6"
    Weld 90 degrees, 4"
    Weld 90 degrees, 3"
    Weld reducer, 3" x 2
    Weldcap,2",G

 1  Female well head (complete), 4 1/2 x 1 1/2, G

 1  Male well head (complete), 4 1/2 x 1 1/2, G

 1  Female well head (complete), 4 1/2 x 2 3/8, G

 1  Female well head (incomplete), 4 1/2 x 2 3/8, G



1  Female well head stripper (incomplete), 4 1/2 x 2 3/8, G

1  Female well head (incomplete), 4 1/2 x 2 3/8, G

5  Male well head (complete), 7" x 2 3/8, G

1  Male well head stripper (complete), 7" x 2 3/8, G

1  Male well head stripper (complete), 7" x 2 7/8, G

6 (Sets) Well head slips, G

1 Well head, 4 1/2 x 2", G

1 Well head stripper, 4 1/2 x 2", G

1 Well head, 4.5 x 1 1.5, G

2 Female well head strippers, 7 x 2 3/8, G

lot Rod wrench
    Rod wrench, 3/4
    Crescent wrench, 24.
    Pipe wrench, 36"
    Pipe wrench, 48"
    Power tong backup wrench, 2
    (6 sets) Wrenches, 41/2
    (6 sets) Wrenches, 51/2
    Wrench, 6"
    Wrench
    Tool wrenches, set 4-1/2.
    Pipe wrench, 24", G
    (Equipment reported to be on rigs, not personally verified)

1 Ford radiator, G

1 PPT2477P Ignition coil, G

1 Inpco CA100 natural gas carburetor, G

1 200 Natural gas carburetor, G

1 Impression block, 6", G

1 Smeal parts bearings & pins, G

1 Impression block, 4", G

1 1983 Ford rear end, G

1 Spicer 4 speed transmission, G

1 Cardinal rig transmission, G

1 10 Speed Mack transmission, G

1 Twin disc clutch and pullets, G

1 Power steering box & pump, G

1 Alternator, G

1 Fan motor heater, G

1 Front hub, G

1 Red Smeal parts, G

1 Alternator, G

1 Starter, G

1 118 Carburetors, G

lot Parts, G

1 Open hole bailer, G

1 Bailer, 4 1/2", G

1 Small bailer, 5", G

1 Barrel, 250 gallon, G

1 Barrel, 1000 gallon, G

1 Swab barrel, 2", G

1 Swab barrel, 2", G

6 (Sets) Elevator bells, G

6 (Sets) Elevator bells, G

1 (Set) Big bells, G

1 (Set) Little bells, G

1 (Set) Small bells, G

1 (Set) Big bells, G

5 Button bits, 6", G

4 Chisel bits, 4", G

2 Chisel bits, 5", G

5 Bits, 6",G

1 Bits, 4-1/2"

1 Button bits, 5", G

1 Bushing, 4" x 3", G

1 Bushings, 3" x 2", G

1 Butt reducer, 6" x 4", G

1 Butt reducer, 2" x 1", G

1 Butt reducer, 3" x 2", G

1 Chair, G

1 Battery charger, G

1 Collar, 2", G

7 Changeover collars, G

1 Collar, 1", G

1 Collar, 7", G

12 Collars, 6", G

1 Collar, 4", G

1 Collar, 13", G

1 Collar, 9 5/8", G

1 Seating collar, G

52 Collars, 2", G

1 Collar, 1", G

1 Collar, 3", G

1 Collar, 2", G

1 Collar, 2", G

2 Plastic collars, 7", G

7 2 Way hand held radio, G

1 400 MWP gas compressor puls. Bottle, 10" x 28", G

1 Compressor w/325 Quincy shop s, G

1 Compressor w/350 Quincy shop s, G

1 LAF compressor, 6 3/4, G

1 Air compressor, G

1 5120 Quincy compressor, G

3 Hose couplings, G

4 90 Elbows, 1", G

1 90 Elbows, 1 1/2", G

13 90 Elbows high pressure, 2", G

3 90 Elbows, 3", G

1 90 Elbows, 4", G

5 Elbows, 2 1/2", G

2 Plastic elbows, 2", G

8 Rod elevator sets, G

4 Elevators, 2 3/8", G

1 Elevator watson, 4 1/2", G

1 Elevator watson, 5 1/2", G

1 8D Elevators, 2 7/8", G

1 BD Elevators, 4", G

2 Elevators, 2", G

1 Rod elevator, G

1 10 Round elevator, G

1 Rod elevator, 5/8", G

1 10 Round elevator, G

1 Set elevators, 1-1/2", G

1 10 Speed transmission, G

1 1989 Toyota engine, G

1 Waukasha engine, 145, G

1 1983 Engine, 6 cylinder, G

1 318 Detroit engine, 8 cylinder, G

1 Wisconsin engine 18 HP w/clutch, G

1 Lister generator diesel engine, G

1 Pump jack engine parts, G

1 7.5 HSP Electric motor, G

9 Weld on flange, 2", G

8 Weld on flange, 3", G

4 Weld on flange, 4", G

9 150# Weld flange, 4", G

1 20' Swab hose, 2", G

1 Simplex jack, G

1 Circle jack w/straps, G

1 Latch jack, 4 1/2, G

1 Hydraulic jack, 12 ton, G

1 Circle jack, G

1 Pump jack bearings, G

1 Railroad jack, G

6 (Sets) jars, 4 1/2, G

6 (Sets) Swab jars, G

6 (Sets) Swab jars, G

1 Jar, 4",G

1 Jar, 6",G

1 Jar, 4-1/2", G

1 Jar, 4-1/2", G

2 Swab jars, 2", G

6 Knockons, 1-1/2", G

1 Knockon union, 3", G

1 Knockon union, 2", G

1 Knockon union, 4", G

20 Knockon, 2", G

1 Knockon, 3", G

1 Swab lubricator, G

1 Lubricator, G

4 Meter runs, 2", G

1 Gas meter, 2", G

1 Computerized flow meter, G

1 Gas meter, G

1 Hughes roller cone, 8 1/2", G

1 Big Joe, G

1 Line heater, G

1 Tap on, 2 x 1", G

1 Electric box, G

1 Polish rod clamp, G

1 Stuffing box, G

3 Kimrays, 2", G

1 Rabbit systems, 2", G

5 Adjustable chokes, 2", G

1 Head bridal, G

1 118 Pulley, G

1 Pipe vise on stand ridge, G

1 Rod striping tool, G

1 Bolt bin w/bolts, small, G

1 Floor light, G

1 Rubber block - drive ring, G

1 Rope knife, G

1 Rod hanger, G

1 Grease gun, G

1 Rod finishing tool, G

1 Chain, 3/8" x 15, G

1 Boomer, 3/8", G

1 Choke, 1/2", G

1 Choke, 2", G

1 Union, 2", G

6 Caps, 2",G

1 Saddle tap, 2", G

1 All threads, 3", G

1 (Set) Chain tongs, 6', G

1 Saddle tap, 6", G

1 Snatch box, 6", G

1 Roller cone, 8 3/4", G

1 Squeegee tool, 1"-8", G

1 Butt fuse saddle tap, 4" x 2", G

1 Clamp saddle tap, 6" x 1", G

1 Butt fuse elf, 3", G

1 Butt fuse 15 degree fitting, 4", G

1 Butt cap, 6", G

3 Pipeline markers, G

1 Marker driver, G

1 Yard rake, G

1 Spade long handled shovel, G

1 Hose connector, 2", G

3 Check's, 1-1/2", G

2 Packer rubbers, 4-1/2", G

1 SCSA 12 cylinder Magneto (rebuilt), G

1 Thermowell, 3/4" x 4", G

1 Thermowell, 3/4" x 6", G

1 Speed control actuator for AJA, G

1 Tapped 3 x 2 element LP filter, 1", G

1 Model S12-12 oil level control, G

10 307 PHCD Tattletale, G

1 307 PH Tattletale, G

1 Altronic I station (hi speed), G

1 Altronic 12 cylinder black box, G

1 Lube box level controller, G

1 HH 15009 C-1 rod wiper packing, G

1 150# Flanged 9000 CFH tubonet 3", G

1 75 PSI gas-glycol flash sep, 10 3/4" x3', G

1 675 HWP gas comp scrubber, 12" x 40", G

1 675 HWP gas comp pulsation bottle, 8"x24", G

1 1269 HWP gas comp pulsation bottle, 8" x 24", G

1 300# Flanged automated, 2", G

1 Wizard control box, G

1 Gas compressor cylinder, G

1 SCS magneto - needs repair, G

1 6 Cylinder magneto - needs repair, G

1 6 Cylinder magneto - needs repair, G

2 Screw on unions, 2 7/8", G

6 (Bags) CXL seal, G

1 Cable pulley, G

1 Rod hook, G

1 Chain tongs, 2', G

1 C.O. w/BR collar & 8 toll R, 2 7/8-2 3/8, G

1 Cementing tub, G

1 Catline, 100', G

6 (Sets) Bowl & slips, 4 1/2, G

1 Cable turn buckles, G

1 Tubing smear (inside), 2", G

1 Sinker bar, 2", G

1 Overshot fishing spear, 2", G

1 Fishing spear (for cable), 2", G

1 Tank hauling skid, G

1 Tubing hauling basket, G

1 Extension cord, 50', G

1 Extension cord, 100', G

1 (Set) Tire changing tools, G

1 Pre lube machine, G

1 Creeper, G

1 Tire hammer, G

1 (Set) Jumper cables, G

1 Slate bar, G

1 Backhoe foot pad for blacktop, G

1 (Set) Chain tongs, 5', G

1 Rod hauling basket, G

1 Rail rod deck, G

1 Equipment repair manual, G

1 Hydraulic cylinders, G

1 Rod hook, G

1 Swivel, G

1 (Set) Tubing tongs, 2", G

1 (Set) Rod flares, G

1 Rod thread chaser, G

1 Oil skimmer, 3", G

1 Graphic meter chart, G

1 Varel roller cone, 12", G

1 Guiberson oil saver, 3/8 x 5/8, G

2 Cal Seal 60, G

lot Nipple, 1 1/2"
    Nipple, 2" x 4"
    Seat nipple, 2 7/8"
    Nipple, 3" x 2"
    Nipple, 1"
    Nipple, 1-1/4"
    Nipple, 1-3/4"
    Nipple, 4" x 12"
    Nipple, 5" x 5"
    Nipple, 3" x 1"
    Nipple, 2" x 18"
    (2) Nipples, 2" x 11"
    (7) Nippies, 2" x 12"
    Nipple, 9"
    (2) Nipples, 2" x 14"
    Nipple, 2" x 21"
    Nipple, 2" x 24"
    Nipple, 3" x 10"
    Nipple, 3" x 8"
    Nipple, 3" x 3"
    Change over nipples, 3" x 3 1/2"
    Change over nipples, 4" x 1"
    Change over nipples, 2" x 1/2"
    (4) Change over nipples, 3" x 2 1/2"
    Change over nipples, 2" x 1"
    Change over nipples, 2" x 1 1/2"
    Change over nipples w/collar, 2 7/8 x 2 3/8
    2 7/8 to 8 Round change nipple, 2"
    All thread nipple, 7"
    Changeover nipples w/collar, 2"
    Nipple, 4" x 6"
    Nipple, 4" x 6"
    (79) 6" Long nipples, 2"
    (26) 8" Long nipples, 2"
    (11) 4" Long nipples, 2"
    (3) 2" Long nipples, 2",
    Nipple, 7"
    Nipple, 3"
    Nipple, 1"
    (2) Nipples, 10"
    Nipple, 8"
    Nipple, 6"
    Nipple, 4"
    Nipple, 2"
    3' Long nipple, 3"
    Nipple, 3"
    Nipple, 4"
    Plastic nipple, 1"
    Change over, 2 3/8", G

1 Open hole packer, 2" x 6 1/4, G

1 CSG packer, 2" x 5 1/2

9 Casing packers, 2" x 4 1/2

1 open hole packer, 4" x 6 1/4", G

1 Straddle packer (incomplete), G

12 Orphus plates, .750, G

6 Orphus plates, 1., G

5 Orphus plates, 1.25, G

3 Orphus plates, 2., G

7 Orphus plates, 1.5, G

2 Orphus plates, .625, G

1 Orphus plate, 2.25, G

2 Orphus plates, 1.75, G

3 Orphus plates, 1-3/8", G

6 (Sets) Flat plates, G

6 (Sets) Top plates, G

1 Orphus plate, 1/8", G

1 Orphus plate, 1/2", G

2 Orphus plates, 3/8", G

16 Bull plugs, 2", G

1 Plug, 6" x 4",G

1 Bull plug, 4" x 2", G

28 Flat plugs, 2", G

1 Plug, 1-1/4", G

2 Flat plugs, 3", G

1 Lubricator pump, G

1 90W Barrel pump, G

1 Barrel oil pump, G

1 Piston pump, G

1 3 Stage main pump, G

1 60 Tubing rack, G

1 Set rod racks, G

lot 3/4 Rod, 6'
    5/8" Pony rod, 4'
    5/8" Pony rod, 8'
    5/8" Pony rod, 10'
    Pony rod, 3/4"
    Polish rod, 11'x 5/8
    5/8x6' Pony rod
    Rod boxes, 5/8", G

1 First aid kit, G

1 Fire extinguisher, G

1 Fire extinguisher, G

1 Fire extinguisher, G

1 Fire extinguisher, G

1 Air slip w/spider, 2 7/8"

1 Slip w/spider, 2 7/8"

1 Slip w/spider, 2"

1 BD Slip, 4", (Equipment reported to be on rigs, not personally    verified),
  G

6 (Sets) Lift out slips, 2", (Equipment reported to be on rigs, not personally verified), G

1 Slip inserter, 4 1/2", G

6 (Sets) Slip inserters, 2 7/8", G

6 (Sets) Tong slips for orange smear, G

1 (Set) 3-3/8 slips, G

1 (Set) Tubing slips, (Equipment reported to be on rigs, not personally verified), G

1 (Set) Bowl & slips, 1-1/2", G

lot Drive socket set, 1/2"
    Socket set, 1"
    Socket coupling, 1-1/4"
    Reducer socket, 3" x 2"
    Socket coupling, 3"
    Socket cap, 3"
    Socket reducer, 2" x 1-1/4"
    Socket coupling, 3/4"
    Socket reducer, 2" x 1"
    Socket 90 degree, 3"
    Socket elf, 1-1/4"
    Socket elf, 2"
    Socket coupling, 1"
    Socket cap, 2"
    Socket face set, 2"
    Socket fuse clamp tool, 1"
    Socket fuse clamp tool, 2"
    Rope socket, 4"
    Rope socket, 5"
    Rope socket, 6"
    Drive ratchets & sockets, 3/4"
    Deepwell sockets
    Rope socket, 4-1/2", G

1 IR BM 150 - air starter, G

1 Rebuilt IR 15BM - air starter, G

1 Delco 71 BR starter, G

1 Drilling stem, 4", G

1 Drilling stem, 5", G

1 Stem, 5", G

1 Stem, 4 1/2", G

1 Sub w/collar, 7" x 5', (Equipment repoded to be on rigs, not personally verified), G

  Sub w/collar & 3" nipple, 7" x 1', (Equipment reported to be on rigs, not personally
1 verified), G

  Sub w/collar ~ swedge ~ valve, 7" x 1', (Equipment reported to be on rigs, not personally
1 verified), G

1 Sub w/collar, 7" x 4', (Equipment repoded to be on rigs, not personally verified), G

1 Sub w/collar, 7" x 2', (Equipment reported to be on rigs, not    personally
  verified), G

1 Sub, 4" x 4', (Equipment reported to be on rigs, not personally verified), G

1 (Equipment reported to be on rigs, not personally verified), G

  10 Round perforated sub, 2" x 4', (Equipment reportec to be on rigs,    not
  personally
1 verified), G

1 8 Round sub, 2-3/8" x 2', (Equipment reported to be on rigs, not personally verified), G

1 Sub, 2-3/8" x 8', (Equipment reported to be on rigs, not personally verified), G

1 Sub, 2-3/8" x 6', (Equipment reported to be on rigs, not personally verified), G

1 Sub, 2" x 4', (Equipment reported to be on rigs, not personally verified), G

1 Sub, 2" x 2', (Equipment reported to be on rigs, not personally verified), G

1 Sub, 2 3/8"x6', (Equipment reported to be on rigs, not personally verified), G

1 Sub, 2' 2 3/8", (Equipment reported to be on rigs, not personally verified), G

1 Sub, 4' 2 3/8", (Equipment reported to be on rigs, not personally verified), G

5 Steam Jenny cleaners (25 Ibs.), G

1 Swab, 1 1/2", (Equipment reported to be on rigs, not personally verified), G

1 Swab cup, 2 3/8", (Equipment reported to be on rigs, not personally verified), G

1 (Equipment reported to be on rigs, not personally verified), G

1 (Equipment reported to be on rigs, not personally verified), G

1 Swab, 2-7/8", (Equipment reported to be on rigs, not personally verified), G

1 Swab, 2", (Equipment reported to be on rigs, not personally verified),    G

1 Swab, 2", (Equipment reported to be on rigs, not personally verified),    G

1 2 Geitgey type V swab cup, 1 1/2-, (Equipment reported to be on rigs,    not
  personally verified), G

1 Type V swab cup, (Equipment reported to be on rigs, not personally verified), G

1 2 Geitgey type V swab cup, (Equipment reported to be on rigs, not personally verified), G

1 2 Geitgey type V swab cup, (Equipment reported to be on rigs, not personally verified), G

5 Swedges, 3" x 2", G

2 Swedges, 5" x 7", G

1 Swedge, 7" x 4", G

1 Swedge, 5" x 4", G

1 Swedge, 5" x 2", G

13 Swedges, 7" x 2", G

1 4 1/2 x 8 Round swedge, 2", G

3 Swedge, 7" x 4", G

 TOTAL FOR ALL ITEMS TURN-KEY $830,000 TO $870,000

                               EXHIBIT "D"
                      TO THAT PURCHASE AGREEMENT DATED
                  DECEMBER 16, 1997 BETWEEN MILLER AND AKS

                                CONTRACTS

1. That Oil and Gas Agreement and Joint Operating Agreement dated May 12, 1994, by and between Enpro, Inc. and AKS Energy Corporation.

2. That Oil and Gas Lease between AKS and SMEPA referenced in Exhibit A.

3. That Letter Agreement of May, 1995 between AKS, Asher Land and Mineral Ltd and Crockett Colleries Inc.

4. All documents of public record or which are contained in the files of AKS.

                              EXHIBIT "E"
                      TO THAT PURCHASE AGREEMENT DATED
                  DECEMBER 16, 1997 BETWEEN MILLER AND AKS

                 OFFICE FURNITURE AND INTELLECTUAL PROPERTY

1.  That furniture attached hereto and incorporated herein as Exhibit E-1

2.  Those intellectual rights to the software known as:

     Geographics Exploration, Inc.
     Visual Dbase
     Excel 5.0

3. 2-D Seismic on properties located in Bell, Leslie, Clay and Knox Counties subject to permission and consent from Pen Virginia and Equitable Resources.

                            EXHIBIT E-1

lot Computer, Pionex, Pentium 200 MHz, 4.3 O. HD, 32 MG RAM, 6X CD ROM, 3.5' floppy, 16 lot 28.8 modem, wicolor monitor, keyboard & mouse, G

lot   Computer, 486, 100-166 MHz, 1.2 G. HO, 32 MG RAM, 5 1/4" & 3.5"
      floppy, tape backup, 17 lot w/color monitor, keyboard & mouse (housed in Gateway 2000 tower), G

1     Computer, laptop, AST, Ascentia 900 N, 486, 50 MHz, 340 MG HD, 8 MG
      RAM, G

1     Plotter, Hewlett Packard, Design Jet 350C, G

1     Blueline copier, Diazit Dart XL120, Model 6050, s/n 160503, G lot Computer, Goldstar, Modei G7316, 286, s/n 006000669, w/monitor & keyboard, G

1     Plotter, loline, Model LP3700, w/oak stand on casters, G

lot   Telephone system, Comdial Executech, Model 0824X 812EC, s/n
      1108264, eight lines, w/(8) telephones, G

1 Postage machine, Pitney Bowes, Model 6200, s/n 30946, w/scale, Pitney Bowes, Model A523, s/n 27416, 3 lb. X 0.05 oz. Capacity, G

l     Page printer, Genicom, Model 7170, s/n 2H215736, G

1     LED page printer, Okidata, Model OL400e/EN2700A, G

lot Computer, Acros, 486SX/25 Acer, s/n A399937, 5 1/4" & 3.5" floppy, 16 MHz, 40 MG RAM, w/color monitor, SVGA, Goldstar, keyboard & mouse, G

1     Printer, Hewlett Packard, LaserJet, Model 2686A, s/n 2531J94422, G

1 1994 Copier, Lanier, Model 6616, s/n 803929, 94907 copies, w/self-contained letter & legal trays, w/document feeder, w/10 bin sorter, G

100 LOT Office Furniture and Equipment
(1) Calculator w/tape, Canon, Model MP210, G
(1) Calculator w/tape, Canon, Model MP31 D, G
(1) Calculator w/tape, Casio, Model DL-220A, G
(1) Desk, secretarial "L", traditional, walnut, Hillcrest, G-F

Lot Desk, secretarial "L", traditional, walnut, Hillcrest, w/matching kneehole credenza, G-F

Lot Desk, executive, traditional, oak, w/designer panels, w/matching kneehole credenza, G
(1) Conference table, race track style, oak, 6' L x 3'W, w/1/2 moon bases carpeted, G
(1) Bookshelf, 2 tier, adjustable glass shelves, oak, w/understorage, G
(1) Bookshelf, w/single tier adjustable glass shelf, w/library door storage & 3 drawers, G
Lot Desk, executive, traditional, walnut, w/matching bookcase credenza & hutch, w/(2) wire mesh doors & (2) adjustable bookshelves, plus matching kneehole credenza, G
(1) Desk, executive, traditional, oak, G
(5) Filing cabinets, 4 drawer, legal, metal, beige, G
(1) Filing cabinet, 2 drawer, legal, metal, black, G
(8) Filing cabinets, 4 drawer, legal, metal, beige/brown, G
(1) Filing cabinet, 4 drawer, ledger, metal, beige, G
(1) Filing cabinet, 4 drawer, ledger, metal, cream, G
(2) Chairs, visitor/side, wing back, designer rose fabric, w/hobnailed trim, G
(3) Chairs, visitor/side, round back, designer coral fabric, w/oak frame, G
(1) Chair, office/secretarial, aqua fabric, F
(1) Chair, visitor/side, brown fabric/vinyl, metal frame, G
(5) Chairs, stacking, brown vinyl, chrome frame, G
(1) Chair, executive, pillow back, blue leather, G
(5) Chairs, conference/visitor, medium back, gray fabric, upholstered arms w/oak, 4 star oak base, G
(2) Chairs, visitor/side, round back, gray fabric, w/oak frame, G
(2) Chairs, secretarial, burgundy fabric, G-F
(1) Chair, secretarial, brown fabric, F
(1) Chair, secretarial/office, maroon fabric, G-F
(2) Chairs, visitor/side, camel back, designer rose fabric, w/button & tuck, hobnailed trim,
Chippendale arms, G
(1) Refrigerator, Amana 14, Model TM14HW, s/n 8704068835, 6.5 oz. R12, Energy Saver, G
(1) Microwave oven, Sharp, Model Carousel II, G
(1) Coffee maker, Bunn, Model Pour-Omatic, single bumer, G
(1) Vacuum cleaner, Eureka, Model Powerline-Bravo, 10.0 amp, G-F
(3) Folding tables, 6', G
(1) Folding table, 5', G
(1) Printer stand, gray laminate, on casters, G
(1) Table, wood laminate top, chrome legs, w/2 tier understorage, F-G
(2) Bookshelves, beige, metal, 3 tier, G
(1) Stereo, Sears, w/turntable, equalizer, tuner, cassette player, (2) speakers, G
(1) Light table, shopmade, 50" L x 32" W, G
(1) Copier cabinet, metal, gray, G
(1) Computer table, traditional, walnut, G-F
(1) Bookshelf, 5 tier, oak, G
(4) Assorled potted plants, G
Office supplies: staplers, coat rack, paper trays, keybox, pencil sharpener, waste cans, etc., G-F

                             EXHIBIT "F"
                   TO THAT PURCHASE AGREEMENT DATED
               DECEMBER 16, 1997 BETWEEN MILLER AND AKS

                     ALLOCATION OF PURCHASE PRICE

                         Miller Petroleum, Inc.
                  AKS Energy Corporation Asset Purchase
                                                   8%
Unit                                           Reserve        Assigned
Number          Well Name                      valuation        Values
                                              & Appraisals
            Asher #1                            $89,200        $53,687
            Asher #2                           $304,500       $183,269
            Cabot #11                            $1,800         $1,083
            Cabot #4                           $338,700       $203,853
            Cabot #6                                 $O             $O
            Cabot #8                           $119,500        $71,923
            Riley #14                          $319,200       $192,116
            Riley #15                           $17,300        $10,412
            Riley #17                              $500           $301
            AKS #1                             $624,900       $376,107
            AKS #13                              $9,700         $5,838
            AKS #2                             $242,300       $145,832
            AKS #21                                $400           $241
            AKS #22                            $154,200        $92,808
            AKS #3                              $49,900        $30,033
            AKS #6                                   $0             $O
            AKS #7                                 $1OO            $60
            Asher #11                          $121,600        $73,187
            Asher #12                          $131,300        $79,025
            AKS #24                            $103,900        $62,534
            AKS #24A                            $72,500        $43,635
            AKS #25                            $158,400        $95,336

   1        1994 Crawler Tractor/Dozer Case     $55,000        $33,103
   2        1973 Lo-Boy Trailer                  $2,500         $1,505
   3        1991 Backhoe 4X4                    $27,500        $16,551
   4        Pipe Spoding Trailer                   $350           $211
   5        38' Pipe Trailer                       $500           $301
   6        1984 Ford F250 4 X 4                 $2,500         $1,505
   7        1989 toyota SR5 Ext Cab 4X4          $3,000         $1,806
   8        1979 Ford F-700 pump truck           $4,500         $2,708
   9        1978 Integral Engine Compressor    $100,000        $60,187
  10        1985 Integral Engine Compressor     $50,000        $30,093
  11        1984 Integral Engine Compressor     $25,000        $15,047
  12        Power Unit w/tongs Bryon Jackson,
            Inc.                                 $6,500         $3,912
  13        1987 Toyota 4 X 4                    $1,500           $9O3
  14        1985 RD-10 Drill Rig equipped      $175,000       $105,327
  15        1972 Smeal Rig                      $25,000        $15,047
  16        1982 Smeal Rig                      $35,000        $21,065
  17        Service Rig Bucyrus Erie, Model 24-L$15,000         $9,028
  18        Service Rig Bucyrus Erie, Model 36-L$25,000        $15,047
  19        Smeal Cable Tool, Model 12TSWCX      $9,500         $5,718
  20        Gardner Denver 1964 Air Compressor   $6,500         $3,912
  21        Gardner Denver 1973 Air Compressor   $5,000         $3,009
  22        IR Alr Compressor Portable           $3,000         $1,806
  23        1977 Crawler Tractor/Dozer, Komatsu $25,000        $15,047
  24        Air Compressor, Chicago Pneumatic      $250           $l50
  25        IR Air Compressor, Horizontal        $2,000         $1,204
  26        1989 Toyota Pickup 4 x4              $3,000         $1,806
  27        1988 Toyota Pickup 4 x4              $2,750         $1,655
  28        1987 Chrysler LeBaron                $1,100           $662
  29        1974 Ford F750 12' Winch Truck       $3,000         $1,806
  30        1976 Chevrolet H19 8' Dump Truck     $3,750         $2,257
  31        1974 Kenworth 12" Flatbed/Tractor    $2,000         $1,204
  32        Mack R700 12' Winch/Tractor            $250           $150
  33        1979 General Engines Co. Trailer     $1,800         $1,083
  34        Copco Storage Trailer                  $750           $451
  35        1971 ford F700 Boom Truck            $3,500         $2,107
  36        Phelan Gooseneck Trailer             $1,000           $602
  37        1977 Mack R600 Tractor               $2,000         $1,204
  38        Equipment Trailer                    $2,500         $1,505
  39        Portable Propane Tank on Trailer       $250           $150
  40        Tank Blue w/Ladder 11,550 Gal.       $3,000         $1,806
  41        Tank Gray w/Ladder 5,500 Gal.        $2,000         $1,204
  42        Tank Blue on Metal Frame Skid
             1,000 Gal.                            $600           $361
  43        Pipe Threaders, Ridgid Model 300     $7,500         $4,514
  44        Pipe Vise/Trist and Ridgid             $150            $9O
  45        Pipe Vise Ridgid Model 25 w/Tripod     $150            $9O
  46        Pipe Threaders Ridgid 2" w/Handles     $550           $331
  47        Pipe Cutters, Ridgid Model 42A         $100            $6O
  48        Chainsaw Homelite XL 12"                $75            $45
  49        Chainsaw Homelite SuperXL 20"          $150            $9O
  50        Rig Trailer Box 12'                    $275           $166
  51        Rig Trailer Box 8'                     $250           $150
  52        Rig Trailer Box 10'                    $500           $301
  53        Storage Trailer 24' L, Single Axle     $500           $301
  54        Steam Cleaner, Jet-A-Way               $300           $181
  55        Combinatlon Welder/Steam Cleaner     $1,25O           $752
  56        Portable Arc Welder, Lincoln           $325           $196
  57        Engine Stand, Wilmar 750# Capacity     $200           $120
  58        Pipe Wrench 48" Super Ego              $150            $9O
  59        Parts Cleaner                           $75            $45
  60        Bench Grinder Craftsman                 $50            $30
  61        Vise Heavy Duty Columbian               $75            $45
  62        Shop Table 4' x 8' Steel Top           $225           $135
  63        H-Press Carolina                       $500           $301
  64        Engine Hoist Carolina                  $225           $135
  65        1997 Automatic Parts Washer          $7,500         $4,514
  66        Power Tools                            $750           $451
  67        Floor Jack, Licoln                     $450           $271
  68        Battery Charger, Dayton                $175           $105
  69        Portable Generator Honda               $850           $512
  70        Time Clock Lathem                      $350           $211
  71        Shop Office Furniture                  $150            $90
  72        Shop Equipment                       $1,200           $722
  73        Fire Extinguishers                     $450           $271
  74        Oil Recovery/Cleaner                   $750           $451
  75        Pump 2" w/Honda Engine                 $275           $166
  76        Pump 2" w/Honda Engine                 $275           $166
  77        Electrolytic Water Analyzer          $4,000         $2,407
  78        Vise Heavy Duty 9"                      $75            $45
  79        Angle Grinder Black & Decker            $75            $45
  80        Paint Sprayer                          $125            $75
  81        Oxyacetylene Cart                      $350           $211
  82        Extension Ladder 16'                    $75            $45
  83        Torpedo Heater Reddy                   $175           $105
  84        Stepladder 6' Aluminum                  $25            $15
  85        Pressure Washer w/Briggs & Stratton En $275           $166
  86        Computer Pionex Pentium 200 MHZ      $2,500         $1,505
  87        Computer 486                         $1,500           $903
  88        Computer Laptop AST Ascentia 900N    $1,200           $722
  89        Plotter, HP Design Jet 350C          $2,250         $1,354
  90        Blueline Copier Diazit Dart X1120      $650           $391
  91        Computer, Goldstar Model G7316         $250           $150
  92        Plotter Loline Model LP3700          $1,200           $722
  93        Telephone System Comdial Executech   $1,800         $1,083
  94        Postage Machine Pitney Bowes         $1,200           $722
  95        Page Printer, Genicom                $1,750         $1,053
  96        LED Page Printer, Okidata              $450           $271
  97        computer Acros 486SX/25 Acer         $l,500           $903
  98        Printer HP LaserJet                    $700           $421
  99        1994 Copier Lanier Model 6616        $3,450         $2,076
 100        Office Furniture & Equipment         $9,500         $5,718
 101        Inventory                           $25,000        $15,047
            Metal Shop and 30 acres land       $250,000       $150,467
                                      Totals $3,835,075     $2,308,207
 Total cost
            Cash                             $1,910,000
            Stock                               $90,000
            Assumed Liabilities                $308,207
                              Total Cost     $2,308,207